UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2020

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38481

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	UMBF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

In connection with the business combination described below, UMB Financial Corporation (the “Company”) expects to realize as of closing a gain of approximately $42 million from an initial investment of $7 million relating to the ownership interest in one of the parties to the business combination held by UMB Capital Corporation (“UMB Capital”), which is a subsidiary of UMB Bank, n.a., and indirect subsidiary of the Company.

On October 15, 2020, Forum Merger II Corporation, a Nasdaq-listed blank check company, held a special meeting of its shareholders at which meeting the shareholders approved, among other things, its previously announced business combination transaction (the “Business Combination”) with Myjojo, Inc. (“Myjojo”) and name change to Tattooed Chef, Inc. (“Tattooed Chef”). The Business Combination was consummated immediately after Tattooed Chef obtained such shareholder approval. As a result of UMB Capital’s ownership interest in Ittella International, LLC, which was previously a majority-owned subsidiary of Myjojo, it received approximately $9 million in cash and approximately 4.05 million shares of common stock of Tattooed Chef (the “Stock Consideration”) at the closing. In addition, if the Tattooed Chef common stock achieves certain trading milestones during the three years following the closing, UMB Capital could receive up to an estimated 625,000 additional shares of Tattooed Chef. As of the closing, UMB Capital owns approximately 7% of Tattooed Chef, Inc. on a fully diluted basis.

The Stock Consideration is subject to certain “lock-up” restrictions pursuant to which UMB Capital will be restricted from selling the Stock Consideration until 180 days after closing (the “Lock-Up Period”). For so long as the Company holds the Stock Consideration, the value of the Stock Consideration will be subject to significant volatility, which will be directly reflected in the Company’s earnings based on market values of the Stock Consideration at the end of each reporting period. The Stock Consideration is also subject to the risk factors discussed in Tattooed Chef’s filings with the Commission; provided that the Company is not incorporating by reference such filings, nor does the Company take responsibility for the accuracy of such filings. UMB Capital has contractual rights to cause the Stock Consideration to be registered for resale, subject to certain limitations and requirements. Following the Lock-up Period, UMB Capital expects to be able to sell the Stock Consideration if and as it determines appropriate.

The Company issued a press release regarding its investment in Tattooed Chef, a copy of which is attached as Exhibit 99.1.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the Commission for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release announcing Tattooed Chef investment.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Company’s annual and quarterly reports filed from time to time with the Commission. The forward-looking statements contained herein speak only as of the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Ram Shankar
Ram Shankar
Chief Financial Officer

Date: October 19, 2020